INTEREST FREE LOAN AGREEMENT

This Agreement is made on June 19, 2018, between:

(1) Olegas Tunevicius, S. Staneviciaus g. 78, Vilnius 07105 Lithuania (“the Lender”)

(2) Bigeon, Manesova 345/13, Ceske Budejovice 6, Ceske Budejovice, Czech Republic (“the Company”)

The parties agreed as follows:

1.The lender shall lend to the Company the sum of $65,000 (“the Loan”) for a period expiring in 4 years upon the date of this agreement (‘the Repayment Date’).

2.In consideration of the Lender lending the Loan the Company covenants and undertakes to repay the Loan to the Lender on the Repayment Date or on any earlier date on which the Loan may become repayable pursuant to this agreement.

3.No interest shall be paid on the Loan except (without prejudice to the Company’s obligation under clause 2 above) if the Company shall fail to repay the Loan in full on the Repayment Date or to make any repayment of the whole or any part of the Loan on any date on which the same may become payable pursuant to this agreement in which event interest shall be paid on the Loan or the balance thereof from time to time outstanding from such date at the rate of 4% above the minimum base as well after as before judgment such interest to accrue from day to day to be payable monthly and if not paid to be compounded.

4.The right is reserved to the Company to repay to the Lender the whole or any part of the Loan prior to the Repayment Date upon giving the Lender 7 days’ written notice of its intention to make repayment and of the amount so to be repaid and such amount of the Loan shall then become repayable on the date so specified for repayment.

5.Notwithstanding anything else contained in this agreement the whole of the Loan or so much of it as for the time being remains outstanding and all interest accrued but unpaid shall immediately become repayable in any of the following events:

5.1. if an order be made or resolution be passed for winding up the Company otherwise than for voluntary liquidation for the purpose of reconstruction or amalgamation the terms of which have been previously approved in writing by the Lender;

5.2.if a distress or execution be levied or issued against any of the property of the Company and not be satisfied within 21 days;

5.3.if the Company shall cease to carry on its business or substantially the whole of its business or threaten to cease to carry on the same;

5.4.if a Receiver shall be appointed or any incumbrancer takes possession of the Company’s assets or any part of them or if without the prior approval of  the Lender a resolution is passed for a reduction of capital of the Company;

5.5.if the Company shall commit or permit any breach of any of the stipulations and provisions contained in this agreement and on its part to be observed and performed.

6.The Lender shall not be entitled to assign the benefit of this agreement.

THE COMPANY

                                 Bigeon

                  Name of the Company

              Olegas Tunevicius, President

             Company’s Representative (title)

        Manesova 345/13, Ceske Budejovice 6,

        Ceske Budejovice, Czech Republic

                    Address of Registration

/s/ Olegas Tunevicius

Signature

THE LENDER

                     Olegas Tunevicius

                         Full Name

                S. Staneviciaus g. 78

            Vilnius 07105 Lithuania

                   Address of Registration

/s/ Olegas Tunevicius

                           Signature